UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2006

I-MANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (207) 774-3244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 7, 2006, I-many, Inc. (the “Company”) announced that it had completed a private placement of 3,535,566 shares of its common stock, $0.0001 par value per share (the “Common Stock”), at a per share cash price of $1.94 per share, together with warrants to purchase an aggregate of 1,060,663 shares of Common Stock, for aggregate gross proceeds of approximately $7.0 million (the “Private Placement”). The Private Placement closed on November 6, 2006 and resulted in net proceeds to the Company of approximately $6,600,000 after the deduction of offering expenses. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2006	I-MANY, INC.

	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of I-many, Inc., dated November 7, 2006.

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